SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of _____________, 2012, by and among Pressure BioSciences, Inc., a Massachusetts corporation (the “Company”), and each purchaser identified on Schedule A hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company has determined that it is in its best interests to obtain equity financing through the issuance and sale of units (the “Units”), each Unit comprised of (i) two shares of Common Stock (as defined below) and (ii) a warrant to purchase one share of Common Stock; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, the number of Units set forth opposite such Purchaser’s name on Schedule A hereto, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1.

“Closing Date” means the date of this Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $.01 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Per Unit Purchase Price” means an amount equal to $_____, representing two-times the closing bid price of the Common Stock as reported by the Trading Market on the Trading Day immediately preceding the Closing Date, plus $0.125.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Securities” means, as the context requires, the Common Stock, the Warrants, the Warrant Shares, and any combination of the foregoing or all of the foregoing.

“Securities Act” has the meaning set forth in the recitals.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Units purchased hereunder as set forth on Schedule A hereto.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.  For purposes hereof, the Company shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if the Company shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member or general partner of such limited liability company, partnership, association or other business entity.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the NASDAQ Capital Market or if the NASDAQ Capital Market is not the primary market on which the Common Stock is then traded, such other primary market or exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, with a mailing address of 350 Indiana Street, Suite 800, Golden, Colorado 80401 and a telephone number of (303) 262-0600.

“Warrants” means the warrants to purchase Common Stock issued to the Purchasers pursuant to this Agreement, which warrants shall be in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser, severally and not jointly, agrees to purchase, at the Per Unit Purchase Price, that number of Units set forth opposite the Purchaser’s name on Schedule A hereto (calculated by dividing such Purchaser’s Subscription Amount by the Per Unit Purchase Price).  No fractional Units will be issued.  In lieu of fractional Units, Units shall be rounded down to the nearest whole number.

(b) On the Closing Date, each Purchaser shall deliver to the Company, via wire transfer or a certified check in immediately available funds or by conversion (in accordance with the terms thereof) and cancellation of those certain convertible debentures listed opposite such Purchaser’s name on Schedule A hereto, an amount equal to its Subscription Amount (as indicated on Schedule A hereto), and in exchange therefor, the Company shall (i) record in the name of each Purchaser its respective shares of Common Stock comprising such Units, and deliver irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing the number of shares of Common Stock contained in such Purchaser’s Units, which shares shall be registered in the name of such Purchaser; and (ii) deliver to each Purchaser its respective Warrants contained in such Purchaser’s Units, which Warrants shall be registered in the Purchaser’s name.

(c) The Closing shall occur at the offices of Pepper Hamilton LLP, 125 High Street, Boston, MA 02110 or such other location as the parties shall mutually agree.

ARTICLE III.                                REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Subsidiaries.  The only Subsidiaries of the Company are PBI Source Scientific, Inc. and PBI Bioseq, Inc.

(b) Organization and Qualification.  The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery, and performance of the Transaction Documents by the Company, the issuance and sale of the Units, and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Company  Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any such Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any such Subsidiary is a party or by which any property or asset of the Company or any such Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Company Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or such a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization, or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery, and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to Section 4.3 of this Agreement, (ii) application(s) and notification(s) to each applicable Trading Market for the listing of the Common Stock for trading thereon in the time and manner required thereby, (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws, (iv) notice to the holders of the Company’s Series C Convertible Preferred Stock, $.01 par value pursuant to Section 4.6 of that certain Securities Purchase Agreement dated as of April 8, 2011 by and among the Company and each of the purchasers identified therein, of their right to exchange their shares of Series C Convertible Preferred Stock and warrants purchased in connection with their purchase of shares of Series C Convertible Preferred Stock, for the Units and (v) notice to the holders of the Company’s Series D Convertible Preferred Stock, $.01 par value pursuant to Section 4.12 of that certain Securities Purchase Agreement dated as of November 8, 2011, of their right to participate in the financing contemplated by this Agreement (collectively, the “Required Approvals”).

(f) Issuance of Units.  The shares of Common Stock constituting a part of the Units are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents, applicable federal and state securities laws and Liens created by or imposed by a Purchaser.  The Warrants have been duly authorized and constitute the binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.  The Warrant Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Warrants will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable federal and state securities laws and Liens created by or imposed by a Purchaser.

(g) Certain Fees.  Except as set forth on Schedule 3.1(g), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

3.2 Representations and Warranties of each Purchaser.  Each Purchaser, for itself, himself or herself and for no other Purchaser, hereby represents and warrants as follows:

(a) Organization; Authority.  If a corporation, partnership, limited liability company, trust or other entity, (i) such Purchaser is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or limited liability company, power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder; and (ii) the execution, delivery, and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  If an individual, such Purchaser has full legal capacity to execute and deliver this Agreement and the other Transaction Documents to which he or she is a party and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out his or her obligations hereunder and thereunder.  Each Transaction Document to which such Purchaser is a party has been duly executed by the Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state or other securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state or other securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state or other securities law, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state or other securities law.

(c) Purchaser Status.  At the time such Purchaser was offered the Securities such Purchaser was, on the date hereof it is, and on the Closing Date it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) Experience of Such Purchaser.  Such Purchaser, either alone or together with such Purchaser’s representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Provision of Information. Such Purchaser has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Securities and the finances, operations and business of the Company; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.  All of such Purchaser’s questions have been answered to its satisfaction and such Purchaser has received all of such requested additional information.

(g) Certain Fees.  No brokerage or finder’s fees or commissions are or will be payable by such Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by the Transaction Documents.

(h) Residency.  The residence or principal place of business of such Purchaser is set forth on such Purchaser’s signature page to this Agreement, and all communications between such Purchaser and the Company regarding the transactions contemplated by this Agreement took place within or from the state of such residence or principal place of business.

(i) Acknowledgement.  Such Purchaser acknowledges that the Company has relied upon the representations and warranties of such Purchaser set forth in this Section 3.2 in its determination that no registration under the Securities Act is required for the offer and sale of the Securities by the Company to such Purchaser as contemplated by this Agreement.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b) Certificates evidencing any Securities will contain the following legend or such other legend as may be reasonably appropriate under the Securities Act so long as is required by this Section 4.1:

THE OFFER AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, SUCH SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) If the Purchaser or other holder of the Securities is not an Affiliate of the Company, certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b), (i) while a registration statement covering the resale of such Security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144 without volume limitations, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Company agrees that at such time as such legend is no longer required with respect to Securities under this Section 4.1(c), it will, no later than five Trading Days following the delivery by a Purchaser to the Transfer Agent of a certificate representing such Securities, cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any Transfer Agent that enlarge the restrictions on transfer set forth in this Section.  Certificates for Securities subject to legend removal hereunder may be transmitted by the Transfer Agent to the applicable Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System through its Deposit Withdrawal Agent Commission system if the Company is a participant in such system, and otherwise by the Company or by the Transfer Agent by physical delivery to such Purchaser as provided in the notice section of this Agreement.

4.2 Furnishing of Information.  As long as any Purchaser owns Securities and the Company remains subject to the requirements of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144, and will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the requirements of the exemption provided by Rule 144.

4.3 Securities Laws Disclosure; Publicity.  Promptly following the Closing and in accordance with federal securities laws and regulations, the Company shall file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and filing the Transaction Documents as exhibits thereto.  The Company intends to and may issue press releases with respect to the transactions contemplated hereby without the prior consent of each Purchaser.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with (A) the Current Report on Form 8-K required by this Section 4.3, (B) any filing required by the Commission, (C) any filing required by state securities laws and regulations as set forth in Section 4.4, and (D) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (ii).  No Purchaser shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the Purchaser shall promptly provide the Company with prior notice of such public statement or communication.

4.4 Form D; Blue Sky Filings.  The Company shall timely file a Form D with respect to the Securities as required under Regulation D under the Securities Act and shall provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.  Each Purchaser shall take all commercially reasonable actions that are reasonably requested by the Company related to, or to effectuate, the filing of a Form D or any filing required pursuant to the “Blue Sky” laws of the states of the United States which, for purposes of clarity, shall not include the payment of any fees by such Purchaser.

4.5 Reservation of Common Stock. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares pursuant to any exercise of the Warrants.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.2 Entire Agreement.  The Transaction Documents (including the confidentiality agreements by and between the Company and any one or more of the Purchasers) contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or e-mail at the facsimile number or e-mail address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by internationally recognized overnight courier service for next business day delivery, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.4 Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company, and in the case of a waiver or an amendment by Purchasers holding a majority of the Units (the “Majority Purchasers”), provided such amendment, modification, termination or waiver applies equally and proportionately to all of the Purchasers.  Further, notwithstanding any other provision in this Agreement, any actions under this Agreement may be taken only by the Majority Purchasers provided such action applies equally and proportionately to all of the Purchasers.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Majority Purchasers.  Subject to compliance with federal and state securities laws and the restrictions on transfers and assignments under the exemptions from registration upon which the Company is relying to offer, issue and sell the Securities, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the Purchasers.

5.7 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement, and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees, or agents) shall be commenced exclusively in the state and federal courts sitting in the Commonwealth of Massachusetts. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Boston for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If a party shall commence a Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.9 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement, and shall become effective against the Company and each Purchaser when counterparts have been signed by the Company and such Purchaser and delivered to each other, it being understood that the Company and such Purchaser need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.10 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.11 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.12 Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

5.13 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

 [signature pages follow]

           IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PRESSURE BIOSCIENCES, INC. By:__________________________________________ Name: Richard T. Schumacher Title: President and Chief Executive Officer	Address for Notice: 14 Norfolk Avenue Easton, MA 02375 Facsimile: (508) 580-1829 Attention: Richard T. Schumacher
With a copy to (which shall not constitute notice): Pepper Hamilton LLP 15th Floor, Oliver Street Tower 125 High Street Boston, MA 02110-2736 Facsimile: 866.847.7002 Attention: Steven R. London

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO PRESSURE BIOSCIENCES INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

FOR INDIVIDUALS:
Name of Purchaser:
Signature of Purchaser:
FOR ENTITIES:
Name of Purchaser:
Signature of Authorized Signatory of Purchaser:
Name of Authorized Signatory:
Title of Authorized Signatory:
FOR ALL PURCHASERS:
Email Address of Purchaser:
Fax Number of Purchaser:
Address for Notice of Purchaser:

Address for Delivery of Units for Purchaser (if not same as address for notice):

Taxpayer Identification Number:  [PROVIDE THIS UNDER SEPARATE COVER]

[SIGNATURE PAGES CONTINUE]

Schedule A

Schedule of Purchasers

Name and Address of Purchaser	Subscription Amount (Amount paid in cash by certified check or wire transfer)	Subscription Amount (Paid upon conversion of Convertible Debentures)	Total Investment	Aggregate Number of Shares of Common Stock (included in Units Purchased)	Warrants to Purchase Shares of Common Stock (included in the Units Purchased)

Schedule 3.1(g) Certain Fees.

Banking Fee

Pursuant to the investment banking agreement executed by the Company with Ladenburg Thalman, the Company has agreed to pay Ladenburg a cash fee of $35,000 relating to the cash proceeds received by the Company from the sale of the Units.  No fee will be paid to Ladenburg with respect to Units issued upon conversion of the convertible debentures.